Exhibit 99.6

Velo3D, Inc. Announces Reverse Stock Split

FREMONT, Calif. July 25, 2025 — Velo3D, Inc. (OTC: VLDX), a leading provider of additive manufacturing technologies for mission-critical metal parts, today announced that its board of directors has approved a 1-for-15 reverse stock split of the Company’s common stock, par value $0.00001 per share. The common stock is expected to begin trading on the OTCQX on July 28, 2025, on a split-adjusted basis under the trading symbol “VLDXD” for 20 business days following such date, after which the symbol will return to “VLDX”. In connection with the reverse stock split, the CUSIP number for the Company’s common stock will change to 92259N 302. The reverse stock split is primarily intended to prepare for the potential listing of the Company’s common stock on a national securities exchange. The reverse stock split was approved by Velo3D’s stockholders on June 27, 2025, with the final ratio determined by the Company’s board of directors on July 18, 2025.

The Company filed an amendment to its certificate of incorporation with the Secretary of State of the State of Delaware on July 25, 2025. The reverse stock split will not reduce the number of authorized shares of the Company’s common stock, which will remain at 500,000,000, and will not change the par value of the common stock, which will remain at $0.00001 per share.

The 1-for-15 reverse stock split will automatically convert every 15 current shares of Velo3D’s common stock into one new share of common stock. Fractional shares will not be issued in connection with the reverse stock split. Each stockholder who would otherwise hold a fractional share of common stock as a result of the reverse stock split will receive one share of common stock in lieu of such fractional share. The reverse split will reduce the number of shares of outstanding common stock from approximately 211,011,238 shares to approximately 14,067,416 shares. Proportional adjustments also will be made to the exercise prices of Velo3D’s outstanding stock options and warrants, and to the number of shares issuable under Velo3D’s outstanding equity-based awards. Although the intent of the reverse stock split is to increase the price of the Company’s common stock to meet the initial listing requirements of a national securities exchange, there can be no assurance that the bid price of the Company’s common stock will be sufficient for the Company to meet initial listing bid price requirements for a national securities exchange or that the Company will meet the other requirements for initial listing on a national securities exchange.

Continental Stock Transfer & Trust Company (“Continental”) will act as the transfer agent for the reverse stock split. Stockholders holding their shares electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares through a bank, broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to brokers’ particular processes, and will not be required to take any action in connection with the reverse stock split.

Additional information concerning the reverse stock split can be found in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2025, as supplemented by the Company’s definitive proxy statement supplement filed with the SEC on June 16, 2025.

About Velo3D

Velo3D is a metal 3D printing technology company. 3D printing—also known as additive manufacturing (AM)—has a unique ability to improve the way high-value metal parts are built. However, legacy metal AM has been greatly limited in its capabilities since its invention almost 30 years ago. This has prevented the technology from being used to create the most valuable and impactful parts, restricting its use to specific niches where the limitations were acceptable.

Velo3D has overcome these limitations so engineers can design and print the parts they want. The company’s solution unlocks a wide breadth of design freedom and enables customers in space exploration, aviation, power generation, energy, and semiconductor to innovate the future in their respective industries. Using Velo3D, these customers can now build mission-critical metal parts that were previously impossible to manufacture. The fully integrated solution includes the Flow print preparation software, the Sapphire family of printers, and the Assure quality control system—all of which are powered by Velo3D’s Intelligent Fusion manufacturing process. The company delivered its first Sapphire system in 2018 and has been a strategic partner to innovators such as SpaceX, Honeywell, Honda, Chromalloy, and Lam Research. Velo3D has been named as one of Fast Company’s Most Innovative Companies for 2024. For more information, please visit Velo3D.com, or follow the company on LinkedIn or X.

VELO, VELO3D, SAPPHIRE and INTELLIGENT FUSION, are registered trademarks of Velo3D, Inc.; and WITHOUT COMPROMISE, FLOW and ASSURE are trademarks of Velo3D, Inc. All Rights Reserved © Velo3D, Inc.

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations about the trading price of the Company’s common stock resulting from the reverse stock split, the Company’s potential listing of its common stock on a national securities exchange, and the Company’s other expectations, beliefs, intentions or strategies for the future. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside of the Company’s control and are difficult to predict. The Company cautions readers not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, unless required by applicable law.

Investor Relations:

James Carbonara

James@haydenir.com

(646) 755-7412

Media Contact:

Velo3D

press@velo3d.com